Exhibit 99.1

NEWS RELEASE

Company contact:

Keith Kitchen, VP of Finance

kkitchen@pumatech.com

408-321-7650

PUMATECH, INC. ANNOUNCES FISCAL THIRD QUARTER 2003 RESULTS

•  Pumatech Reports 16% Quarter-to-quarter Revenue Increase

•  Company Reports $.08 Per-share Loss And Posts First Pro-forma Profit In More Than 3 Years

•  Investor Conference Call At 5:30 p.m. Eastern Time On May 15, 2003

SAN JOSE, CA (05/15/03) – Pumatech, Inc. (NASDAQ: PUMA), a leading provider of synchronization software and services, today announced results for its third quarter of fiscal 2003, which ended April 30, 2003. For the third fiscal quarter of 2003, Pumatech reported revenues of $6,725,000 compared to $5,821,000 reported last fiscal quarter and $5,722,000 reported in the third fiscal quarter of 2002. The 16% quarter-to-quarter revenue increase gives Pumatech three consecutive quarters of revenue growth.

Reported diluted loss per share in the third fiscal quarter of 2003 was $.08, compared to a loss of $.02 last fiscal quarter and a loss of $.21 in the third fiscal quarter of 2002. The reported loss includes a $406,000 one-time write-off of acquired in-process research and development and a $2.3 million impairment of a venture-capital investment the Company disposed of early in fiscal Q4, which eliminated all future commitments to invest in the fund.

Pro-forma diluted earnings per share, excluding amortization of intangible assets, non-cash compensation charges, and non-recurring charges was $.00 in the third fiscal quarter of 2003, compared to a loss of $.01 last fiscal quarter and a loss of $.10 in the third fiscal quarter of 2002. (Pro-forma profit or loss represents a non-GAAP financial measure. A table reconciling this measure to the appropriate GAAP [Generally Accepted Accounting Principles] measure is included in the condensed consolidated financial statements attached to this release.)

For the third fiscal quarter of 2003, 51% of revenue came from Pumatech’s technology licensing offerings, while 49% was attributed to the Company’s enterprise and retail software. Technology licensing revenue includes platform licensing and related professional services for corporations choosing to integrate or embed the Company’s various technologies, including those of Pumatech’s recently acquired subsidiary, Starfish Software, Inc. Enterprise and retail revenue includes channel and direct sales of the Company’s Intellisync®, Enterprise Intellisync®, Enterprise Intellisync Server and Satellite Forms® products licensed to corporations for internal use.

The Company ended the third fiscal quarter with cash and short-term investments of approximately $28.8 million, with no long-term debt obligations. Excluding the cash paid during Q3 for the acquisition of Starfish Software, Inc., Pumatech experienced a small increase in cash and short-term investments during the quarter.

“We are pleased to announce that in Q3 of fiscal 2003, while Pumatech posted a net loss of $.08 per share, the Company achieved a small pro-forma profit – the first pro-forma profit reported by Pumatech in more than three years,” explained Keith Kitchen, Pumatech’s vice-president of finance and chief accounting officer. “We’re also pleased at the Company’s ability to grow revenue for the third straight quarter, despite difficult economic conditions that persist in our various marketplaces. Moving forward, we anticipate quarter-to-quarter revenue growth in the 10% to 20% range for fiscal Q4.”

Woodson (Woody) Hobbs, president and CEO of Pumatech, said, “We believe Pumatech is well-positioned to continue the expansion of its leadership in the synchronization space. In addition to making significant strides financially, our partnerships, intellectual property and executive-level management team remain strong. Our new Application Data Synchronization platform is gaining momentum via adoption by such companies as PeopleSoft, Oracle and SAP. And, with our acquisition of Starfish Software, we’ve gained valuable, phone-centric technology that complements our strengths in the PDA market.”

THIRD-QUARTER HIGHLIGHTS

•	Announced that America Online, Inc., the world’s leading interactive services company, will utilize Pumatech’s Intellisync software to provide a comprehensive synchronization solution for several America Online brands.

•	Signed an agreement through which enterprise application provider, PeopleSoft, Inc., will license Pumatech’s Intellisync-based Application Data Synchronization platform. PeopleSoft plans to use

Pumatech’s technology for synchronizing information such as contacts, calendars and tasks between their enterprise applications and Microsoft Exchange and Lotus Domino groupware.

•	Acquired Starfish Software, Inc., a wholly owned subsidiary of Motorola and a leading provider of end-to-end mobile infrastructure solutions. Starfish will operate as a wholly owned subsidiary of Pumatech. Starfish’s flagship product, TrueSync®, is one of the most widely adopted over-the-air phone synchronization solutions in the world and provides end-to-end synchronization for wireless data services, enterprise applications, mobile devices and corporate infrastructures. The acquisition more than doubles the number of synchronization-related patents held by Pumatech, and places the Company in control of a significant number of patents in the area of synchronization.

•	Announced issuance of U.S. Patent No. 6,532,480, expanding the combined Pumatech-Starfish intellectual property portfolio to 53 issued patents. The recently awarded patent applies to the unique manner in which Pumatech’s synchronization products address the challenges that occur when synchronizing information stored in incompatible databases. The award of the new patent comes on the heels of the intellectual property gains Pumatech realized through its acquisition of Starfish. In addition, Pumatech and Starfish own rights to 21 pending patents.

•	Made two significant additions to its management team:

o	Named Mehdi Maghsoodnia as its senior vice-president of products and services. Mr. Maghsoodnia’s background includes 15 years of executive-level leadership experience – most recently as COO and CTO of FaceTime Communications, a leading provider of enterprise IM management and control solutions. Mr. Maghsoodnia will direct Pumatech’s product marketing, product development and solution services in North America, Europe and Asia.

o

Named Gerald Janmaat as its vice-president of sales, EMEA (Europe, Middle East, Africa). Mr. Janmaat brings nearly 30 years of high-technology experience to Pumatech, including more than 15 years in the software industry. Mr. Janmaat will direct all of Pumatech’s sales and marketing activities in the European region, including retail and enterprise sales development, acquisition and support of certified partners (SIs and VARs), and outbound marketing programs.

•	Shipped the following product updates:

o	Multi-language versions of Intellisync 5.1.1, Enterprise Intellisync 5.1.1 (with Administrator Console) and Enterprise Intellisync Server 2.3 software, all of which have now been localized into English, German, French and Spanish.

o	Satellite Forms® MobileApp Designer 5.2.1J software for the Japanese PDA market. This new release of Pumatech’s popular rapid application development (RAD) tool – the first product of its kind for the Japanese market – enables creation of Japanese-language mobile applications that operate on Palm OS® and Pocket PC 2002 devices, and integrate with both desktop and server databases.

o	Enterprise Intellisync version 5.1.2 software, which adds support for the Lotus Notes 6.0 and Novell GroupWise 6.5 groupware applications.

•	Announced that its best-selling Intellisync software will be included in a nationwide, Microsoft-sponsored promotion in CompUSA stores during May 2003.

INVESTOR CONFERENCE CALL

Pumatech management will discuss fiscal third quarter 2003 results and hold a question-and-answer session for investors on May 15, 2003, at 5:30 p.m. Eastern Time (2:30 p.m. Pacific Time). To participate in the conference call, dial 1-800-399-6229 or 1-706-634-5097 (international) a few minutes ahead of time (no passcode required). If you are unable to participate, a replay will be available from 8 p.m. Eastern Time on May 15, 2003 for 48 hours. To access, please dial 1-800-642-1687, or 1-706-645-9291 (international), reservation number 479456. In addition, the replay will be available for 90 days via the Internet at www.pumatech.com. Prior to the call, Pumatech will also provide information pertaining to non-GAAP financial measures and financial and other statistical information, as well as Q3 financial results, on the Web at www.pumatech.com/investors/Q303.

ABOUT PUMATECH

Pumatech, Inc. (NASDAQ: PUMA) provides organizations with a comprehensive suite of software products and services that synchronizes and distributes critical information throughout the enterprise. Organizations can choose to use Pumatech’s ready-made enterprise offerings, or they can leverage Pumatech’s professional services team to create custom solutions built upon Pumatech’s core enterprise platform. Pumatech’s customer and strategic partner base includes Global 2000 companies such as Microsoft, Siebel, Oracle, America Online, Yahoo!, NTT DoCoMo, Eastman Kodak and IBM. The Company has headquarters in Silicon Valley and offices in Munich, Tokyo and London. Pumatech offers more information on its products and services at www.pumatech.com.

The forward-looking statements above in this news release, including statements related to improved revenues, pro-forma profitability and other financial results, the timing of such improved financial results, expense management, the Company’s ability to build on its quarterly results, and the benefits of new business partnerships, professional services and products, are based on current expectations and beliefs and are subject to numerous risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially include uncertainties related to the effect of continued weakness of general economic factors on the overall demand for our products and services, the timing of market adoption and movement toward data synchronization and integration solutions, margin erosion, market shrinkage, economic uncertainty related to terrorism, the conflict in the Middle East, the overall condition of the Japanese and European economies, the timely introduction, availability and acceptance of new products, professional services and upgrades, the impact of competitive products and pricing, the integration of the Starfish acquisition, consummation of binding agreements with prospective business partners, as well as additional risk factors, as discussed in the “Risk Factors” section of Pumatech’s Annual Report on Form 10-K for the year ended July 31, 2002 and Pumatech’s quarterly reports filed from time to time with the U.S. Securities and Exchange Commission. Pumatech disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Pumatech, the Pumatech logo, Intellisync, Satellite Forms and Enterprise Intellisync are trademarks of Pumatech, Inc., that may be registered in certain jurisdictions. TrueSync is a registered trademark of Starfish Software, Inc., a wholly owned subsidiary of Pumatech, Inc. Palm OS is a registered trademark of Palm, Inc. All other product and company names may be trademarks of their respective owners.

PUMATECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED APRIL 30,		NINE MONTHS ENDED APRIL 30,
	2003	2002	2003	2002(1)
Revenue:
License	$4,828	$4,862	$13,842	$15,431
Services	1,897	860	3,714	3,105

Total revenue	6,725	5,722	17,556	18,536

Cost and operating expenses:
Cost of revenue	1,100	1,449	2,746	5,680
Research and development	1,904	4,312	5,343	11,829
Sales and marketing	2,916	3,676	8,254	12,581
General and administrative	921	930	3,141	3,137
In-process research and development	406	—	406	—
Amortization of goodwill	—	847	—	2,780
Amortization of other intangible assets	180	404	475	1,297
Non-cash stock compensation	840	(145)	1,070	295
Severance and facilities costs	—	3,568	—	3,568

Total cost and operating expenses	8,267	15,041	21,435	41,167

Operating loss	(1,542)	(9,319)	(3,879)	(22,631)
Other income, net	168	258	564	956
Other-than-temporary impairment of investments	(2,394)	(195)	(2,394)	(195)

Loss before income taxes	(3,768)	(9,256)	(5,709)	(21,870)
Provision for income taxes	(45)	(74)	(227)	(281)

Net loss	$(3,813)	$(9,330)	$(5,936)	$(22,151)

Net loss per share:
Basic and diluted	$(0.08)	$(0.21)	$(0.13)	$(0.49)

Shares used in per share calculation:
Basic and diluted	46,106	44,831	45,747	44,764

Supplemental information (2):
Net loss	$(3,813)	$(9,330)	$(5,936)	$(22,151)
Pro forma items:
In-process research and development	406	—	406	—
Amortization of goodwill	—	847	—	2,780
Amortization of other intangible assets	180	404	475	1,297
Non-cash stock compensation	840	(145)	1,070	295
Severance and facilities costs	—	3,568	—	3,568
Other-than-temporary impairment of investments	2,394	195	2,394	195

Pro forma net income (loss)	$7	$(4,461)	$(1,591)	$(14,016)

Pro forma net income (loss) per share:
Basic and diluted	$0.00	$(0.10)	$(0.03)	$(0.31)

Shares used in per share calculation:
Basic	46,106	44,831	45,747	44,764

Diluted	49,756	44,831	45,747	44,764

(1)	Certain prior period balances have been reclassified to conform to current period presentation.

(2)	The accompanying supplemental pro forma financial information represents a non-GAAP financial measure. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the company’s financial statements. Pro forma income or loss is used by investors and analysts of Pumatech, Inc. (the “Company”) as an alternative to GAAP measures when evaluating the Company’s performance in comparison to other companies. The Company’s management believes that the presentation of pro forma income or loss, excluding amortization of intangible assets, non-cash stock compensation and non-recurring charges, provide useful information regarding the Company’s financial performance and earnings potential by calculating and quantifying the effect of certain charges on income or loss per share calculated in accordance with GAAP and gives investors and analysts insight into the profitability of the Company’s operating business. Management also believes that the presentation of the non-GAAP financial measure is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. The above pro forma information may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

PUMATECH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per common share data)

(Unaudited)

	APRIL 30, 2003	JULY 31, 2002(1)
ASSETS
Current assets:
Cash and cash equivalents	$5,048	$4,331
Short-term investments	23,738	30,100
Accounts receivable, net	4,488	3,009
Inventories, net	93	76
Other current assets	1,005	1,020

Total current assets	34,372	38,536
Property and equipment, net	1,293	2,037
Goodwill, net	2,731	2,731
Other intangible assets, net	1,368	565
Restricted cash	352	352
Other assets	644	3,091

TOTAL ASSETS	$40,760	$47,312

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,560	$995
Accrued liabilities	4,464	4,764
Current portion of borrowings	—	2,000
Deferred revenue	2,244	2,678

Total current liabilities	8,268	10,437
Other liabilities	1,131	1,991

Total liabilities	9,399	12,428

Stockholders’ equity:
Common stock, $0.001 par value; 80,000 shares authorized; 47,049 and 45,851 shares issued and outstanding at April 30, 2003 and July 31, 2002	47	46
Additional paid-in capital	151,826	149,193
Receivable from stockholders	—	(330)
Deferred stock compensation	(719)	(226)
Accumulated deficit	(119,861)	(113,925)
Other comprehensive income	68	126

Total stockholders’ equity	31,361	34,884

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$40,760	$47,312

(1)	Certain prior period balances have been reclassified to conform to current period presentation.